Exhibit 10.35

SMART KING LTD.

SPECIAL TALENT INCENTIVE PLAN

As Adopted on May 2, 2019; Amended on July 26, 2020

1. PURPOSES OF THE PLAN. The purpose of this Smart King Ltd. Special Talent Incentive Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company and Related Entities, and to promote the success of the business of the Company and its Subsidiaries. The Plan provides for the grant of Restricted Shares, Unrestricted Shares, Restricted Share Units, Non-qualified Share Options and Incentive Share Options.

2. DEFINITIONS. As used herein, the following definitions shall apply:

2.1 Acquisition means the occurrence of any of the following events:

(a) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the shares of the Company that, together with the shares held by such Person, constitutes more than fifty percent (50%) of the total voting power of the shares of the Company; provided, however, that for purposes of this subsection, the acquisition of additional shares by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the shares of the Company will not be considered an Acquisition; provided, further, that any change in the ownership of the shares of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered an Acquisition. Further, if the members of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting shares immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the shares of the Company or of the ultimate parent entity of the Company, such event shall not be considered an Acquisition under this subsection (a). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(b) Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered an Acquisition; or

(c) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s members immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a member of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s shares, an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding shares of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(B)(3). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2.1, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of shares, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed an Acquisition unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute an Acquisition if: (i)   its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.2 Administrator means the Board or the Committee responsible for conducting the general administration of the Plan, as applicable, in accordance with Section 4.

2.3 Applicable Law means the legal and regulatory requirements relating to the issuance and administration of equity and share option plans, including, but not limited to, under the Cayman Islands laws, the states’ corporate laws and federal and state securities laws of the United States of America, the Code, any stock exchange or quotation system on which the Class A Ordinary Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

2.4 Award means an award of, Restricted Shares, Unrestricted Shares, Restricted Share Units, or Options granted to a Service Provider under this Plan.

2.5 Award Agreement means the Option Agreement or other written agreement between the Company or Subsidiary employer and a Service Provider evidencing the terms and conditions of an individual Award. The Award Agreement shall be subject to the terms and conditions of the Plan.

2.6 Board means the Board of Directors of the Company.

2.7 Cause shall have the meaning ascribed to it in any written employment or service agreement between the Company (or Subsidiary employer) and the Service Provider. If not otherwise defined, “Cause” shall mean (a) an intentional act of fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of a Service Provider’s employment or engagement, as applicable, with the Company; (b) intentional or grossly negligent damage to the Company’s interests or assets; (c) intentional or grossly negligent breach of the Company’s policies, including, without limitation, disclosure of the Company’s confidential information contrary to Company policies or engagement in any competitive activity which would constitute a breach of a Service Provider’s duty of loyalty or any other duties the Service Provider holds to the Company; (d) the willful and continued failure to substantially perform the Service Provider’s duties for the Company (other than as a result of incapacity due to physical or mental illness); or (e) other willful or grossly negligent conduct by a Service Provider that is demonstrably and materially injurious to the Company, monetarily or otherwise.

2.8 Class A Ordinary Share(s) or Share(s), means the Class A ordinary shares of the Company, par value $0.00001 per share.

2.9 Code means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section and any regulations or authorities promulgated thereunder.

2.10 Committee means a committee appointed by the Board in accordance with Section 4.

2.11 Company means Smart King Ltd., an exempted company incorporated with limited liability under the Laws of the Cayman Islands.

2.12 Consultant means any natural person, including an advisor, engaged by the Company or by a Related Entity to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act. Notwithstanding the foregoing, a Consultant also may include an advisor or other service provider other than a natural person provided that any Award to such Consultant is approved in advance by the Administrator and qualifies for an exemption from registration under the Securities Act other than Rule 701.

2.13 Director means a member of the Board or a member of the Board of Directors of a Related Entity.

2.14 Employee means any person, including an Officer or Director, who is an employee (as defined in accordance with Code Section 3401(c)) of the Company or a Related Entity. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Related Entities, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company. Notwithstanding the foregoing, for the purposes of grants of Incentive Share Options, “Employee” means an employee of the Company or of a Parent or Subsidiary.

2.15 Exchange Act means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular Exchange Act section shall include any successor section and any regulations or authorities promulgated thereunder.

2.16 Fair Market Value of a Share means, as of any date, the fair market value determined consistent with the requirements of Code Sections 422 and 409A, as follows:

(a) If the Class A Ordinary Shares are listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing price as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Class A Ordinary Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the closing price for a Class A Ordinary Share on the date of determination; or

(c) In the absence of an established market for the Class A Ordinary Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator in accordance with Applicable Law, except as provided in Section 11.

2.17 Founder means the Company’s Founder, Yueting Jia.

2.18 Holder means a person who has been granted an Award or who becomes the holder of an Award or who holds Shares acquired pursuant to the exercise of an Award.

2.19 Incentive Share Option means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

2.20 Independent Director means a Director who is not an Employee of the Company.

2.21 Non-qualified Share Option means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Share Option.

2.22 Officer means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

2.23 Option, or Share Option means a share option granted pursuant to Section 6 of the Plan.

2.24 Option Agreement means the written agreement between the Company or a Subsidiary employer and a Service Provider evidencing the terms and conditions of an individual Option. The Option Agreement shall be subject to the terms and conditions of the Plan.

2.25 Parent means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2.26 Plan means this Smart King Ltd. Special Talent Incentive Plan.

2.27 Public Offering means consummation of an underwritten public offering of the Company’s Shares registered under the Securities Act or registered under the securities laws of another jurisdiction under which the Shares are publicly traded.

2.28 Related Entity means the Company, any “parent” (as defined in Rule 405 of the Securities Act) of the Company, or any Majority-Owned Subsidiary (as defined in Rule 405 of the Securities Act) of the Company or of such a “parent”.

2.29 Restricted Shares means Shares acquired pursuant to a grant of Restricted Shares under Section 8 or pursuant to the exercise of an unvested Option in accordance with Section 7.5.

2.30 Restricted Share Unit (“RSU”) means a right to receive Shares in the future granted under Section 8.3.

2.31 Rule 16b-3 means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

2.32 Securities Act means the Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular Securities Act section shall include any successor section.

2.33 Service Provider means an Employee, Director or Consultant of the Company or a Related Entity.

2.34 Subsidiary means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the entities other than the last corporation in the unbroken chain owns equity possessing more than fifty percent (50%) of the total combined voting power of all classes of equity in one of the other entities in such chain or any other entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company.

2.35 Unrestricted Shares shall mean an Award granted under Section 8 of the Plan of fully vested Shares.

3. SHARES SUBJECT TO THE PLAN. The Shares subject to Award grants shall be Class A Ordinary Shares. Subject to the adjustment provisions of Section 10, the maximum aggregate number of Shares which may be issued pursuant to Awards under the Plan shall be One Hundred Million (100,000,000) Class A Ordinary Shares. If an Award expires, is canceled, becomes unexercisable or is forfeited, without having been exercised or vested in full, the unpurchased or unvested Shares which were subject thereto shall become available for future Awards under the Plan (unless the Plan has terminated), whether in the same form or a different form of Award. Shares which are delivered by the Holder or withheld by Company upon the exercise of an Option or receipt of an Award, in payment of the exercise price thereof or tax withholding thereon, may again be awarded hereunder. If Shares issued pursuant to Awards are repurchased by, or are forfeited to, the Company due to failure to vest, such Shares shall become available for future Awards under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 10, the maximum number of Class A Ordinary Shares that may be issued upon the exercise of Incentive Share Options is Two Billion (2,000,000,000) Shares.

4. ADMINISTRATION OF THE PLAN.

4.1 Administrator. The Plan shall be administered by the Board or by a Committee to which administration of the Plan, or of part of the Plan, is delegated by the Board. The Board shall appoint and remove members of the Committee in its discretion in accordance with Applicable Laws. If necessary, in the Board’s discretion, to comply with Rule 16b-3 under the Exchange Act and Code Section 162(m), the Committee shall be comprised solely of “non- employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of Code Section 162(m). The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

4.2 Powers of the Administrator. Subject to the express provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have plenary authority to the maximum extent permissible by Applicable Law, in its sole discretion:

(a) to determine the Fair Market Value of a Share;

(b) to select the Service Providers to whom Awards may from time to time be granted hereunder and the time of such Awards, subject to Section 4.6 below;

(c) to determine the number of Shares to be covered by each such Award granted hereunder, subject to Section 4.6 below;

(d) to approve forms of Award Agreements for use under the Plan;

(e) to determine the terms and conditions of any Awards granted hereunder (such terms and conditions include the exercise price, the time or times when Awards may vest or be exercised (which may be based on, among other things, the passage of time, specific events or performance criteria), any acceleration (as permissible under Code Section 409A) of such vesting or exercise date or imposition or waiver of forfeiture restrictions, and any restriction or limitation regarding any Shares received upon grant or exercise of an Award, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

(f) to determine whether to offer to repurchase, replace or reprice a previously granted Award and to determine the terms and conditions of such offer (including whether any purchase price is to be paid in cash or Shares);

(g) to determine whether and under what conditions options granted under another option plan of the Company, a Subsidiary or an entity which is acquired by or merged into the Company or a Subsidiary may be converted into Options on Company Shares granted under and subject to the terms of this Plan;

(h) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(i) to determine the amount and timing of withholding tax obligations and to allow or require Holders to satisfy withholding tax obligations by electing, if applicable, to have the Company withhold from the Shares to be issued pursuant to any Award the number of Shares having a Fair Market Value equal to the minimum amount, determined by the Administrator in its sole discretion, required to be withheld based on the statutory withholding rates for federal, state and local tax purposes that apply to supplemental taxable income. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax is required to be withheld. All elections by Holders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(j) to exercise its sole discretion in a manner such that Awards which are granted to individuals who are foreign nationals or are employed outside the United States may contain terms and conditions which are different from the provisions otherwise specified in the Plan but which are consistent with the tax and other laws of foreign jurisdictions applicable to the Service Providers and which are designed to provide the Service Providers with benefits which are consistent with the Company’s objectives in establishing the Plan;

(k) to (a) determine which Subsidiaries shall be covered by the Plan; (b)   determine which Service Providers are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Service Providers to comply with applicable foreign laws or listing requirements of any such non-U.S. securities exchange or for purposes of qualifying for favorable tax treatment under non-U.S. laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (and any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limit or individual award limits contained in Sections 3 hereof, respectively; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange;

(l) to amend the Plan or any Award granted under the Plan as provided in Section 17; and

(m) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

4.3 Compliance with Code Section 409A. To the extent Holder is or becomes subject to U.S. Federal income taxation, this Section 4.3 shall apply. Notwithstanding any other provision of the Plan, the Administrator shall have no authority to issue an Award under the Plan under terms and conditions which would cause such Award to violate the provisions of Code Section 409A to the extent that a Holder of such an Award is subject to U.S. Federal income taxation. It is the intent that the Plan and all Award Agreements be interpreted to be exempt from or comply in all respects with Code Section 409A and to be exempt from Code Section 457A, however, the Company shall have no liability to Service Providers or Holders in the event taxes or excise taxes may ultimately be determined to be applicable to any Award under the Plan.

4.4 Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.

4.5 Liability of Administrator. No member of the Board, Committee or acting Administrator shall be liable for anything whatsoever in connection with the administration of the Plan, except such member’s own willful misconduct. Under no circumstances shall any member of the Board or Committee be liable for any act or omission of any other member of the Board or Committee. In the performance of its functions with respect to the Plan, the Board and Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, accountants, legal counsel and any other qualified consultant the Administrator determines is necessary to consult for proper administration of the Plan, and no member of the Board or Committee shall be liable for any action taken or not taken in reliance upon any such advice.

4.6 Pre-Approval of Awards by Founder. The Administrator may not approve the grant of any Awards under this Plan unless the Service Provider(s) to whom such Awards are to be granted, and the number of Shares to be covered by each such Award, are first pre-approved by the Founder.

5. ELIGIBILITY.

5.1 Eligible Persons. Awards (other than Incentive Share Options) may be granted to all Service Providers. Incentive Share Options may be granted only to Employees.

5.2 Administrative Discretion. If otherwise eligible, a Service Provider who has been granted an Award may be granted additional Awards. In exercising its authority to set the terms and conditions of Awards, and subject only to the limits of Applicable Law, the Administrator shall be under no obligation or duty to treat similarly situated Service Providers or Holders in the same manner, and any action taken by the Administrator with respect to one Service Provider or Holder shall in no way obligate the Administrator to take the same or similar action with respect to any other Service Provider or Holder.

6. GRANT OF OPTIONS.

6.1 Grant of Options. The Committee may grant Options to Service Providers, for such number of Shares, and subject to such terms and conditions as the Administrator may determine in its sole discretion. Incentive Share Options may be granted only to Employees.

6.2 Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Share Option granted to a Holder who, at the time the Incentive Share Option is granted, owns shares representing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Incentive Share Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

6.3 Limitations. Each Option will be designated in the Award Agreement as either an Incentive Share Option or a Non-qualified Share Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Share Options are exercisable for the first time by the Service Provider during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Non-qualified Share Options. For purposes of this Section 6.3, Incentive Share Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

6.4 No Member Rights. The Holder of an Option shall have no rights of a member with respect to Shares covered by such Option until the Holder exercises the Option and the Shares are issued to the Holder. If the Holder uses Shares to exercise an Option, the Holder will continue to be treated as owning such Shares until new Shares are issued under the exercised Option.

7. OPTION EXERCISE.

7.1 Vesting; Fractional Exercises. Except as provided in Section 9, Options granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. No Option may be exercised for a fraction of a Share. Notwithstanding the foregoing, unless otherwise determined by the Administrator and set forth in the relevant Option Agreement, if the terms of an Option Agreement are not accepted by the Holder within seven (7) business days of the date on which the Options covered by such Option Agreement are granted and reflected in the Holder’s Plan account, such Options shall be forfeited.

7.2 Exercise Price. Except as provided in Section 9, the per Share exercise price for any Option granted under that Plan shall be no less (and shall not have the potential to become less at any time) than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Share Option granted to an Employee who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Options may be granted with, or converted at, a per Share exercise price other than as required above: (i) pursuant to a merger, acquisition or other corporate transaction if consistent with the requirements of Applicable Law; or (ii) to a person that the Administrator determines is not subject to U.S. Federal income taxation, provided the grant is not expected to result in any adverse tax consequences, as the Administrator determines in its sole discretion.

7.3 Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator. Such consideration may consist of (1) cash, (2) check, (3) other Shares which (x) in the case of Shares acquired from Company, have been owned by the Holder for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (4) surrendered Shares then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (5) property of any kind which constitutes good and valuable consideration, (6)   to the extent consistent with Applicable Law, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to Company in satisfaction of the Option exercise price provided, that payment of such proceeds is then made to Company upon settlement of such sale, or (7) any combination of the foregoing methods of payment.

7.4 Deliveries upon Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that such Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) An executed Deed of Undertaking in substantially the form attached to this Plan as Exhibit A;

(c) Such representations and documents as the Administrator deems necessary or advisable to effect compliance with Applicable Law. The Administrator may also take whatever additional actions it deems appropriate to effect such compliance, including placing legends on Share certificates, if applicable, and issuing stop transfer notices to agents and registrars; and

(d) In the event that the Option shall be exercised by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option.

7.5 Early Exercisability. The Administrator may provide in the terms of a Holder’s Option Agreement that the Holder may, at any time before the Holder’s status as a Service Provider terminates, exercise the Option in whole or in part in exchange for Restricted Shares prior to the full vesting of the Option; provided however, that Shares acquired upon exercise of an Option which has not fully vested shall be subject to the same forfeiture, transfer or other restrictions as determined by the Administrator and set forth in the Option Agreement.

7.6 Buyout Provisions. The Administrator may at any time offer to repurchase for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Holder at the time that such offer is made.

7.7 Termination of Relationship as a Service Provider. If a Holder ceases to be a Service Provider other than by reason of the Service Provider’s disability or death or termination for Cause, the Option shall remain exercisable for a period of time as determined by the Administrator and set forth in the Option Agreement. If, on the date of termination, the Holder is not vested as to the entire Option, unless otherwise provided by the Administrator, the Shares covered by the unvested portion of the Option immediately cease to be issuable under the Option. If, after termination, the Holder does not exercise the Option within the applicable time period, the Option shall terminate. If the Holder is terminated for Cause and to the extent permissible under Applicable Laws, the Option shall terminate upon such termination for Cause. Notwithstanding the foregoing, unless otherwise determined by the Administrator and set forth in the relevant Option Agreement, if a Holder ceases to be a Service Provider other than by reason of the Service Provider’s disability, death or termination for Cause, any portion of the vested Option that is not exercised within seven (7) business days of the date on which the Holder ceases to be a Service Provider shall terminate.

7.8 Disability of Holder. If a Holder ceases to be a Service Provider as a result of the Service Provider’s disability, unless otherwise specified in the Option Agreement, the Option shall remain exercisable for a period of time as determined by the Administrator and set forth in the Option Agreement. If, on the date of termination, the Holder is not vested as to the entire Option, unless otherwise provided by the Administrator, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option. If, after termination, the Holder does not exercise the Option within the time specified herein, the Option shall terminate.

7.9 Death of Holder. If a Service Provider dies while a Service Provider, unless otherwise specified in the Option Agreement, the Option shall remain exercisable for a period of time as determined by the Administrator and set forth in the Option Agreement. If, at the time of death, the Holder is not vested as to the entire Option, unless otherwise provided by the Administrator, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option. The Option may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate.

7.10 Regulatory Extension. Unless otherwise provided by a Holder’s Option Agreement, if the exercise of the Option following the termination of the Holder’s status as a Service Provider (other than upon the Holder’s death or disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6.2 or (ii) the expiration of the period of three (3) months (after the termination of the Holder’s status as a Service Provider) during which the exercise of the Option would no longer be in violation of such registration requirements.

8. EQUITY BASED AWARDS OTHER THAN OPTIONS

8.1 Unrestricted Share Awards. The Administrator may grant Unrestricted Share Awards to Service Providers under the terms of the Plan, in such amounts, and subject to such terms and conditions as the Administrator may determine, in its sole discretion. The Administrator may require a Service Provider to pay a purchase price to receive Unrestricted Shares at the time the Award is granted, in which case the purchase price shall be paid by the Service Provider prior to the issuance of the Shares.

8.2 Restricted Share Awards.

8.2.1 Restricted Share Grant. The Administrator may grant Restricted Shares to Service Providers, in such amounts, and subject to such terms and conditions as the Administrator may determine, in its sole discretion, including restrictions on transferability, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise.

8.2.2 Award Agreement. Restricted Shares shall be granted under an Award Agreement. Company may require a Service Provider awarded Restricted Shares to deliver a share power to Company, endorsed in blank, relating to the Restricted Shares for so long as the Restricted Shares are subject to a risk of forfeiture or repurchase by Company at Fair Market Value.

8.2.3 Restricted Share Purchase. The Administrator may require a Service Provider to pay a purchase price to receive Restricted Shares at the time the Award is granted, in which case the purchase price and the form and timing of payment shall be specified in the Award Agreement in addition to the vesting provisions and other applicable terms.

8.2.4 Withholding. The Administrator may require a Service Provider to pay or otherwise provide for any applicable withholding tax determined by the Administrator to be due at the time restrictions lapse or, in the event of an election under Code Section 83(b), at the time of the Award.

8.2.5 No Deferral Provisions. Notwithstanding any other provision of the Plan, a Restricted Stock Award shall not provide for any deferral of compensation recognition after vesting with respect to Restricted Stock which would cause the Award to constitute a deferral of compensation subject to Code Section 409A, unless the Award Agreement shall specifically comply with all requirements for a timely deferral under Code Section 409A.

8.2.6 Rights as a Member. The Holder of Restricted Shares shall have rights equivalent to those of a member and shall be a member when the Restricted Shares grant is entered in the register of members of the Company.

8.3 Restricted Share Units.

8.3.1 RSU Awards. The Administrator may award Restricted Share Units (“RSUs”), which shall be settled in Shares, subject to such restrictions as the Administrator may establish in the applicable Award Agreement. The Administrator may make RSU Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator, in its sole discretion, shall determine, if applicable, the performance goals under each such Award and the periods during which performance is to be measured, and all other limitations and conditions applicable to the awards of RSUs.

8.3.2 Award Agreement. RSUs shall be granted under an Award Agreement referring to the terms, conditions, and restrictions applicable to such Award.

8.3.3 No Deferral Provisions. Notwithstanding anything herein to the contrary, RSUs shall provide for prompt issuance of Shares upon vesting of the Award (in all events no later than the fifteenth (15th) day of the third (3rd) month after the later of the end of the calendar year or the Company’s fiscal year in which vesting occurs) and shall not include any deferral of issuance and/or of compensation recognition after vesting which would cause the Award to constitute a deferral of compensation subject to Code Section 409A, unless the Award Agreement shall specifically comply with all requirements for a timely deferral under Code Section 409A. The Administrator may at any time accelerate vesting by waiving any or all of the goals, restrictions or conditions imposed under any RSU.

8.3.4 No Member or Secured Rights. A Holder shall be entitled to acquire Shares under an RSU only upon satisfaction of all conditions specified in the Award Agreement evidencing the Award. A Holder receiving an RSU Award shall have no rights of a member as to Shares covered by such Award unless and until such Shares are issued to the Holder under the Plan. Prior to receipt of the Shares underlying such Award, an RSU Award shall represent no more than an unfunded, unsecured, contractual obligation of the Company and the Company shall be under no obligation to set aside any assets to fund such Award. Prior to vesting and issuance of the Shares, the Holder shall have no greater claim to the Class A Ordinary Shares underlying such Award or any other assets of the Company or any Subsidiary than any other unsecured general creditor and such rights may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession as provided in Section 12.

9. CONDITIONS TO RECEIPT OF SHARES

9.1 Conditions to Delivery of Share Certificates. The Plan is intended to qualify as a compensation benefit plan within the meaning of Rule 701 of the Securities Act. The Company shall not be required to issue or deliver any Shares granted or purchased under an Award or upon the exercise of any Option prior to fulfillment of all of the following conditions:

(a) The admission of such Shares to listing on all stock exchanges on which such class of shares are then listed;

(b) The completion of any registration or other qualification of such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its sole discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency or compliance with any lock-up period as provided in Section 11, which the Administrator shall, in its sole discretion, determine to be necessary or advisable; and

(d) The receipt by the Company of full payment for such Shares, if any, and any applicable withholding tax determined by the Administrator, which in the sole discretion of the Administrator may be in the same form as the consideration used by the Holder to pay for such Shares or the Company may agree to withhold such amounts from the Shares delivered under the Option or other Award, in the complete and sole discretion of the Administrator.

10. ADJUSTMENTS

10.1 Corporate Transaction or Capitalization Event. In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Class A Ordinary Shares, other securities, or other property), recapitalization, reclassification, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of Company, or exchange of Class A Ordinary Shares or other securities of Company, issuance of warrants or other rights to purchase Class A Ordinary Shares or other securities of Company, or other similar corporate transaction or event (“Corporate Transaction”), in the Administrator’s sole discretion, affects the Class A Ordinary Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(a) the number and kind of Class A Ordinary Shares (or other securities or property) with respect to which Awards may be granted (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of Shares which may be issued);

(b) the number and kind of Class A Ordinary Shares (or other securities or property) subject to outstanding Awards; and

(c) the grant, exercise price or base price with respect to any Award. Notwithstanding anything herein to the contrary, the Administrator will make such adjustments to an Award required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the Award.

10.2 Administrative Discretion.

(a) In the event of a merger of the Company with or into another corporation or other entity or an Acquisition, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan or to facilitate such transaction or event:

(i) To provide for either the purchase of any such Award or Restricted Shares for an amount of cash equal to the amount that could have been obtained upon the exercise or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested, or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that such Award shall be exercisable or vested as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the shares of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices;

(iv) To make adjustments in the number and type of Ordinary Shares (or other securities or property) subject to outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards or Awards which may be granted in the future; or

(v) To provide that immediately upon the consummation of such event, such Award shall terminate; provided, that for a specified period of time prior to such event, such Award shall be fully vested and exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award Agreement.

(b) Subject to limitations set forth in the Plan, the Administrator may, in its sole discretion, include such further provisions and limitations in any Award Agreement or certificate, as it may deem appropriate.

(i) Notwithstanding the terms of Section 10.2 above, if Company undergoes an Acquisition, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Award outstanding under the Plan for the acquiring entity’s share awards (including an award to acquire the same consideration paid to the members in the transaction described in this subsection (c), or if members were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares) or may substitute similar share awards (including an award to acquire the same consideration paid to the members in the transaction described in this subsection (c), or if members were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares) for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in an Acquisition, or affiliate of such corporation or entity, does not assume an Award or does not substitute similar share or cash awards for those outstanding under the Plan, then with respect to Awards held by participants in the Plan whose status as a Service Provider has not terminated prior to such event, the vesting of such Awards shall be accelerated and made fully exercisable and all restrictions thereon shall lapse prior to the closing of the Acquisition, and (ii) all Awards outstanding under the Plan shall be terminated if not exercised prior to the closing of the Acquisition.

(c) The existence of the Plan, any Award or Award Agreement hereunder shall not affect or restrict in any way the right or power of Company or the members of Company to make or authorize any adjustment, recapitalization, reorganization or other change in Company’s capital structure or its business, any merger or consolidation of Company, any issue of shares or of options, warrants or rights to purchase shares or of bonds, debentures, preferred or prior preference shares, whose rights are superior to or affect the Class A Ordinary Shares or the rights thereof, or which are convertible into or exchangeable for Class A Ordinary Shares, or the dissolution or liquidation of Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11. AWARD AGREEMENT/AWARD RESTRICTIONS. Delivery of Shares issued pursuant to Awards under this Plan together with any rights, securities or additional shares that have been received pursuant to a share dividend, share split, reorganization or other transaction that has been received as a result of an Award are conditioned on the execution by the Holder of the Award Agreement. Grants of Awards and the issuance of Shares pursuant to Awards under this Plan shall be subject to the restrictions set forth in the Award Agreement, including a lock-up, a right of first refusal, a drag-along right, and a requirement to sign any documents reasonably required of a member at or prior to the time of exercise, including, but not limited to, any then in effect voting agreement or co-sale agreement and a Deed of Undertaking in substantially the form attached to this Plan as Exhibit A.

12. NON-TRANSFERABILITY OF AWARDS. No Award granted under this Plan may be directly or indirectly sold, pledged, assigned, hypothecated, transferred, disposed of or encumbered in any manner whatsoever, other than by will or by the laws of descent or distribution prior to vesting and exercise (if applicable) under the terms of the Award and may be exercised, during the lifetime of the Service Provider, only by the Service Provider. Notwithstanding the forgoing, the Administrator may in its discretion grant Non-qualified Share Options that may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or pursuant to domestic relations orders to any “Immediate Family Member” (as defined below) of the optionee to the extent permissible under Rule 701 under the Securities Act. “Immediate Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), any person sharing the optionee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the optionee) control the management of assets, and any other entity in which these persons (or the optionee) own more than fifty percent (50%) of the voting interests. In addition, an Award (other than an RSU Award) may be (i) pledged or encumbered by a Holder if such pledging or encumbrance is approved in advance by the Administrator and does not constitute a sale, disposition or other transfer of the Award, and (ii) assigned or transferred by a Holder if such assignment or transfer is approved in advance by the Administrator and qualifies for an exemption from registration under the Securities Act other than Rule 701.

13. RESTRICTIVE LEGENDS. Any certificates representing the Shares issued upon exercise of Options granted pursuant to this Plan shall bear appropriate legends giving notice of applicable restrictions on transfer under Applicable Laws and the Plan.

14. NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Nothing in this Plan shall confer upon any Service Provider any right with respect to continuation of employment by or consultancy to the Company, nor shall it interfere in any way with the Company’s or any Subsidiary’s right to terminate any Service Provider’s employment or consultancy at any time, with or without cause and with or without prior notice.

15. TERM OF PLAN. The Plan became effective upon its initial adoption by the Board of Directors of the Company and shall continue in effect until it is terminated under Section 17. No Award may be issued under the Plan after the tenth (10th) anniversary of the earlier of (i) the date upon which the Plan was adopted by the Board of Directors of the Company or (ii) the date the Plan was approved by the members of the Company.

16. TIME OF GRANTING OF AWARDS. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

17. AMENDMENT AND TERMINATION OF THE PLAN.

17.1 Amendment and Termination. The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan. However, without approval of the Company’s members given within twelve (12) months before or after the action by the Board, no action of the Board may, except as provided in Section 9, increase the limits imposed in Section 3 on the maximum number of Shares which may be issued under the Plan or extend the term of the Plan under Section 15.

17.2 Member Approval. The Board shall obtain member approval of Company for any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

17.3 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company; provided however, that the foregoing shall not limit the authority of the Administrator to exercise all authority and discretion conveyed to it herein or in any Award Agreement. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18. MEMBER APPROVAL. The Plan was submitted and approved by the Company’s members within twelve (12) months after the date that the Company’s Board of Directors initially adopted the Plan.

19. LEAVES OF ABSENCE/TRANSFER BETWEEN LOCATIONS. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Holder will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and a Related Entity. For purposes of Incentive Share Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Share Option held by the Holder will cease to be treated as an Incentive Share Option and will be treated for tax purposes as a Non-qualified Share Option.

20. TAX WITHHOLDING. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy Federal, state, local, foreign or other taxes (including the Holder’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Holder to satisfy such tax withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (v) any combination of the foregoing methods of payment. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Holder with respect to the Award on the date that the amount of tax to be withheld is to be determined. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

21. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22. RESERVATION OF SHARES. Company during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23. GOVERNING LAW. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the state of California without regard to otherwise governing principles of conflicts of law.

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EXHIBIT A

Deed of Undertaking

(attached)

EXHIBIT B

Share Option Agreement